Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2008, except for Note 22, as to which the date is June 11, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Current Report on Form 8-K dated June 11, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Florham Park, NJ
August 11, 2008